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                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (the "Agreement"), dated as of March 11, 1999 (the "Effective Date"), by and between SOURCE MEDIA, INC., a Delaware corporation (the "Company"), with offices at 5400 LBJ Freeway, Suite 680, Dallas, Texas 75231 and VICTORIA HAMILTON ("Executive"), residing at 136 East 64th Street, Apt. 5A, New York, New York 10021.


                              W I T N E S S E T H:


         WHEREAS, the Company desires to secure the services of Executive and to enter into an agreement embodying the terms of such employment; and

         WHEREAS, Executive desires to accept such employment and enter into such agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive hereby agree as follows:

      1. Employment.

         (a) Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company.

         (b) Term of Employment. Except as provided in Paragraph 6(a), the Company shall employ Executive for the period commencing on the Effective Date and ending on the earlier of (i) August 10, 1999 or (ii) the closing of a Contemplated Transaction. For purposes of the foregoing sentence, "Contemplated Transaction" means the transactions contemplated by the Letter of Intent dated February 11, 1999 between the Company, Prevue Ventures, Inc. and United Video Satellite Group, Inc., or any other transaction involving the Company and/or its subsidiaries similar in scope and significance to the Company. The period during which Executive is to be employed hereunder, including any extension thereof to which the parties may agree, shall be referred to as the "Employment Period."

      2. Position, Other Employment.

         (a) Position. Executive shall be duly appointed by the Board of Directors of the Company (the "Board") as an officer of the Company with the title



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of Interim Chief Operating Officer and shall serve in that position during the
Employment Period. Executive shall be located in New York, New York, and Executive's services hereunder shall be performed at offices to be selected by Executive in New York, New York, subject to such reasonable travel as the performance of Executive's duties and the business of the Company may require, in Executive's sole judgment.

         (b) Other Employment. The Company acknowledges that Executive has clients for whom she provides consulting services, that Executive also serves as an elected Director of BioReliance, Inc. and a principal of the Washington Advisory Group, that Executive will devote a portion of her time, but in no event more than, on average, one business day per week to work for her other clients and in connection with her other responsibilities as noted above, and that such work shall not constitute a breach of Executive's obligations hereunder.

      3. Compensation.

         (a) Base Salary. During the Employment Period, the Company shall pay Executive a base salary ("Base Salary") at a rate of $50,000 per month, payable in semi-monthly installments.

         (b) Stock Options. As of March 29, 1999, Executive shall be awarded a grant of Stock Options (the "Options") to purchase 100,000 shares of the Common Stock of the Company, par value $.001 per share (the "Stock"), under the Company's 1995 Performance Equity Plan, as amended and restated (the "Plan"), pursuant to the Stock Option Agreement in the form annexed hereto as Exhibit A. The Company represents and warrants that all necessary Committee approvals (as defined in the Plan) have been obtained with respect to the grants of the Options and the form of the Stock Option Agreement.

         (c) Consulting Services. The Company acknowledges that, at the request of the Board, Executive has been providing consulting services for the Company since January 11, 1999. The Company agrees to pay Executive, prior to March 19, 1999, $50,000 for such consulting services. The Company further agrees to reimburse Executive for all out-of-pocket expenses incurred in connection with such consulting services. Such reimbursement shall be made within 14 days after presentation of statements with respect thereto.

      4. Benefits, Expenses, Indemnification and Insurance.

         (a) Benefits. Executive shall be entitled to up to four weeks (i.e., 20 business days) paid vacation annually, to be accrued at the rate of 1.7 days per

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month, and customary holidays, in accordance with the Company's policies and practices.

         (b) Business Expenses. The Company shall pay or reimburse Executive, within 14 days of presentation of statements with respect thereto, for all reasonable expenses incurred or paid by Executive in the performance of Executive's duties hereunder and all legal fees and costs incurred in connection with the negotiating and drafting of this Agreement. The Company acknowledges that such expenses may include, without limitation, costs associated with travel to the Company's offices in Texas.

         (c) Indemnification. The Company shall indemnify Executive and hold Executive harmless from and against any claim, loss, damages, expense, liability or cause of action (whether now pending or subsequently commenced), including, without limitation, liability in connection with suits by shareholders, debtholders, prospective joint venturers or strategic partners, or current or former employees, arising from or out of Executive's performance as an officer or employee of, or consultant to, the Company or in any other capacity, including serving as a fiduciary, in which Executive serves or has served at the request of the Company, to the maximum extent permitted by applicable law and the Company's charter and bylaws. If for any reason the foregoing indemnification is unavailable or insufficient to hold Executive harmless, then the Company shall contribute to the amount paid or payable by Executive as a result of such claim, loss, damages, expense, liability or cause of action in such proportion as is equitable. If any claim is asserted hereunder for which Executive reasonably believes in good faith she is entitled to be indemnified, the Company shall pay Executive's legal expenses (or cause such expenses to be paid) on a monthly basis, for Executive's chosen counsel, within 14 days of the presentation of statements with respect to such expenses.

         (d) Insurance. The Company shall provide Executive with Directors and Officers ("D&O") liability insurance coverage, and shall reimburse Executive for any deductible or other expenses not covered by the Company's D&O insurance policy. The Company shall ensure that such coverage for claims against Executive shall be maintained throughout the Employment Period, and continuing through the period ending six years after the termination of the Employment Period. The Company represents and warrants that:

             (i) The Company's current D&O policy has a $5 million "per incident" and "per policy period" limitation of liability (including defense costs);

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             (ii)  The Company has confirmed with its D&O carrier that
                   Executive will be covered under the D&O policy from the Effective Date;

             (iii) The Company has confirmed with its D&O carrier that, as of the Effective Date, no more than $500,000 of the policy limits have been exhausted.

         The Company shall increase the amount of its D&O policy coverage if, in consultation with the Company's General Counsel, Executive determines that the current policy limits are insufficient. However, the obligation for maintaining sufficient coverage remains solely with the Company.

      5. Confidentiality.

         Executive shall not use or disclose any confidential or proprietary information of the Company or any affiliate thereof except (i) as required in the course of Executive's employment or (ii) as required by law (including, without limitation, when required by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body with apparent jurisdiction to order disclosure of such information), it being understood that Executive will promptly notify the Company of such requirement so that the Company may seek to obtain a protective order. Upon termination of Executive's employment, Executive shall return to the Company all confidential and/or proprietary information that exists in written or other physical form (and all copies thereof) under Executive's control.

      6. Termination of Employment.

         (a) Early Termination of the Employment Period. Notwithstanding Paragraph l(b), the Employment Period shall end upon a termination of Executive's employment on account of (i) Executive's death, (ii) a Termination Due to Disability, (iii) a Termination for Cause, or (iv) a Termination for Good Reason, all as defined in Subparagraph (c) hereof.

         (b) Benefits Payable Upon Termination. As soon as practicable, but in no event more than 30 days after the end of the Employment Period, Executive (or in the event of her death, her estate) shall be paid any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ended. If Executive's employment ends because of a Termination for Good Reason or for any reason other than a Termination for Cause, death, or a

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Termination Due to Disability, Executive shall also be paid one additional month's Base Salary.

         (c) Definitions. For purposes of this Paragraph 6:

         "Termination Due to Disability" means a termination of Executive's employment by the Company because Executive has been incapable of substantially fulfilling the position set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of at least 45 consecutive days.

         "Termination for Cause" means a termination of Executive's employment by the Company due to (i) Executive's conviction of a felony, (ii) Executive's willful malfeasance or gross misconduct in connection with her employment hereunder which has had a material adverse effect on the business of the Company or (iii) a substantial and continual refusal by Executive in breach of this Agreement to perform her position, which refusal is not cured within 10 days' of the date a written notice referring to this provision and describing such refusal is given by the Board to Executive. This definition, and not the definition of Cause included in the Stock Option Agreement, shall govern for purposes of Paragraph 6(a).

         "Termination for Good Reason" means (i) a termination of Executive's employment by either Executive or the Company following the appointment of a new Chief Executive Officer whose employment commences during the Employment Period or (ii) a termination of Executive's employment by Executive following:
(A) a material reduction in Executive's authority or responsibilities from those Executive has performed to date or from those that are usual and customary for a senior executive of the Company of similar title, (B) a material breach of this Agreement by the Company or (C) a Change of Control (as hereinafter defined) other than a Contemplated Transaction approved by the Board. A termination under Subparagraph (i) herein shall be made upon two weeks' written notice.

         "Change of Control" means any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (i) any person that is not an owner of 50% of the shares of capital stock of the Company on the Effective Date shall acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting stock of the Company, (ii) any sale of all or substantially all of the assets of the Company or (iii) a proxy contest for the election of directors of the Company results in the persons constituting the Board immediately prior to the initiation of such

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proxy contest ceasing to constitute a majority of the Board upon the conclusion of such proxy contest.

         (d) Survival. The provisions of Subparagraphs 4(c) and 4(d) and of Paragraphs 5, 6, 7 and 8(f) shall survive the termination of this Agreement.

      7. Governing Law; Arbitration; Costs; Jurisdiction. This Agreement shall be governed by the laws of the State of New York without regard to conflict of law rules. Any dispute or controversy between the Company and Executive, arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in New York, New York administered by the American Arbitration Association in accordance with its Commercial Rules then in effect. The Company shall reimburse Executive, upon demand, for all costs and expenses (including without limitation attorneys' fees) reasonably incurred by Executive in connection with any arbitration initiated pursuant to this paragraph for compensation or amounts owing to Executive hereunder, as well as for all such costs and expenses reasonably incurred by Executive in connection with entering, confirming, or enforcing the award rendered by the arbitrator. In the event that the Company commences an arbitration or other proceeding against Executive in which Executive prevails, the Company shall reimburse Executive, upon demand, for all costs and expenses (including without limitation attorneys' fees) reasonably incurred in connection therewith. The Company and Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The parties agree to submit to the exclusive jurisdiction of the federal and state courts within the State of New York in connection with any suit arising out of the confirmation or enforcement of any award rendered by the arbitrator, and waive any defense based on forum non conveniens or improper venue.

      8. Miscellaneous.

         (a) Binding Effect. This Agreement shall be binding on the Company and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law) by reason of the sale of all or a portion the Company's securities or assets, or by a merger, consolidation, or reorganization involving the Company. This Agreement shall inure to the benefit of Executive's heirs, executors, administrators and legal representatives.

         (b) Assignment. Except as provided under the preceding subparagraph (relating to binding effect), neither this Agreement nor any of the rights

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or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

         (c) Entire Agreement. This Agreement, together with the Stock Option Agreement annexed as Exhibit A, constitutes the entire agreement between the parties hereto with respect to the matters referred to herein and supersedes all agreements between the parties (written or oral), and no amendment or modification of this Agreement, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought.

         (d) Severability. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         (e) Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or her rights hereunder on any occasion or series of occasions.

         (f) Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service or by certified mail, return receipt requested, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

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                           If to the Company:

                           Board of Directors
                           Source Media, Inc.
                           5400 LBJ Freeway
                           Suite 680
                           Dallas, Texas 75231

                           with a copy to:

                           Robert L. Winikoff, Esq.
                           Cooperman Levitt Winikoff Lester & Newman, P.C. 800 Third Avenue
                           New York, New York 10022


                           If to Executive:

                           Victoria Hamilton
                           136 East 64th Street, Apt. 5A
                           New York, New York 10021

                           with a copy to:

                           Ellen A. Harnick, Esq.
                           Friedman Kaplan & Seiler LLP
                           875 Third Avenue
                           New York, New York 10022-6225

         (g) Headings. Headings to paragraphs and subparagraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of the Agreement.

         (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has hereunto set her hand, as of the day and year first above written.

                                       SOURCE MEDIA, INC.


                                       By: /s/ TIMOTHY P. PETERS
                                           -------------------------------------
                                           Timothy P. Peters
                                           Chairman of the Board


                                       VICTORIA HAMILTON


                                       /s/ VICTORIA HAMILTON
                                       -----------------------------------------

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